Exhibit 99.1

Ocean Bio-Chem, Inc. Announces Expansion of Production Capacity

for Performacide® ,which is on the EPA’s List N: Disinfectants for Use

Against SARS-CoV-2

FORT LAUDERDALE, Fla., March 19, 2020 /PRNewswire/ -- Ocean Bio-Chem, Inc. (NASDAQ: OBCI), has announced that its subsidiary manufacturing plant, Kinpak Inc. in Montgomery, Alabama has increased its number of shifts and is actively hiring additional personnel to try and meet overwhelming demand for its disinfectant product Performacide®. In addition, they have taken steps to expand overall production capacity with the purchase of additional equipment. Performacide® is an EPA-registered disinfectant and sanitizer that is proven to kill previously known strands of human Coronavirus, and meets EPA criteria for use against the new, SARS-CoV-2, the cause of COVID-19. Performacide® utilizes Chlorine Dioxide (ClO2) for disinfection, which is a gas dissolved in water, and offers unique advantages over many other traditional disinfectants. It requires no cleanup after use, lowering user error found in many commercial applications when uses as directed. Performacide® kills viruses* and bacteria and then dissipates into the air leaving no carcinogens or poisonous residuals. A strong oxidizer, it also removes foul smells, including cigarette smoke, as well as allergens. Performacide® ships as a small, easily stored dry pouch that the user drops into a container of water. This makes it ideal for use in both commercial and residential settings. The largest national mass transit railroad and many other major companies are disinfecting their operations with Performacide®. OBCI believes that using Performacide® will reduce chances of user error, decrease the amount of time spent disinfecting, and help prevent the spread of COVID-19. All Performacide® products including raw materials are made in the USA, and Kinpak produces its own spray bottles inhouse.

OBCI encourages all persons and companies to be safe and healthy during this time of emergency. Check that your disinfectant is approved for use against Coronavirus (https://www.epa.gov/pesticide-registration/list-n-disinfectants-use-against-sars-cov-2) and always read product labels for accurate directions and dwell time for proper disinfection and sanitization.

About Ocean Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. manufactures, markets and distributes a broad line of appearance and maintenance products for the marine, automotive, power sports, recreational vehicle and outdoor power equipment markets under the Star brite® and Star Tron®. The Company also manufactures, markets and distributes a line of disinfectant, sanitizing and deodorizing products under the Performacide® and Star brite® brand names. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. Star brite® , Star Tron®, Performacide®, Odor Star® and other brand names are marketed within the United States of America and Canada.

The Company's web sites are: www.oceanbiochem.com, www.starbrite.com; www.startron.com; www.performacide.com.

Forward-looking Statements:

Certain statements contained in this Press Release constitute forward-looking statements, including, without limitation, those relating to our ability to increase manufacturing capacity of Performacide® and the effectiveness and utility of Performacide® in use against SARS-CoV-2, the novel coronavirus that causes COVID-19. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," “has the ability” or "could," including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the nature of the coronavirus itself; the manner in which our products are used; the highly competitive nature of our industry; prices for raw materials that are petroleum or chemical based and other factors addressed in our annual report on Form 10-K for the year ended December 31, 2018.

Contact:

Peter Dornau
CEO and President
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President & CFO
Jbarocas@starbrite.com
954-587-6280